UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 22, 2020

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 22, 2020, we held the annual meeting of shareholders of Calavo Growers, Inc. At the meeting, the holders of our outstanding common stock acted on the following matters:

(1)The shareholders voted and elected the following 13 directors, each to serve for a term of one year. Each nominee received the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lecil E. Cole	7,516,798	4,380,514	1,749,020
James D. Helin	11,220,584	696,228	1,749,020
Donald M. Sanders	7,737,835	4,379,008	1,749,020
Marc L. Brown	7,676,669	4,363,643	1,749,020
Michael A. DiGregorio	11,227,183	670,129	1,749,020
Scott Van Der Kar	9,119,180	4,387,610	1,749,020
J. Link Leavens	10,945,945	4,413,267	1,749,020
Dorcas H. Thille	8,010,559	3,886,753	1,749,020
John M. Hunt	10,744,970	1,571,592	1,749,020
Egidio Carbone, Jr.	7,815,556	4,452,958	1,749,020
Harold Edwards	9,497,858	8,928,275	1,749,020
Steven Hollister	11,688,837	510,075	1,749,020
Kathleen M. Holmgren	11,582,804	314,508	1,749,020

(2)The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for fiscal 2020. Votes cast were as follows:

For	14,523,176
Against	102,864
Abstain	26,006

(3)The shareholders voted on an advisory basis and approved the compensation of the executive officers of Calavo Growers, Inc. as disclosed in the company’s 2020 proxy statement. Votes cast were as follows:

For	12,430,112
Against	410,014
Abstain	62,900
Broker Non-Votes	1,749,020

(4)The shareholders did not approve a shareholder proposal regarding independent director representation on the board of directors. Votes cast were as follows:

For	6,068,356
Against	6,762,589
Abstain	72,081
Broker Non-Votes	1,749,020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
April 27, 2020
By: /s/ James Gibson
James Gibson Chief Executive Officer (Principal Executive Officer)

3